EXHIBIT 4.2

                            Specimen Non-negotiable

NUMBER                                                                    SHARES
PA

              INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

                             SECURED SERVICES, INC.

                    TOTAL AUTHORIZED ISSUE 55,000,000 SHARES
  50,000,000 SHARES,                                          5,000,000 SHARES,
PAR VALUE $.0001 EACH                                      PAR VALUE $.0001 EACH
    COMMON STOCK                                              PREFERRED STOCK

This is to Certify that ________________________________ is the owner of
____________________________________________________________ shares of Series A
Convertible Preferred Stock fully paid and non-assessable shares of the above corporation transferable only on the books of the corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.

Witness, the seal of the Corporation and the signatures of its duly authorized officers.

Dated

                            [SECURED SERVICES, INC.]
                                   [CORPORATE]
                                   [SEAL 1988]
                                   [DELAWARE]

     ------------------------------                ------------------------
     Michael P. Dubreuil, Secretary                King T. Moore, President

THE CORPORATION WILL FURNISH TO ANY STOCKHOLDER, UPON REQUEST AND WITHOUT CHARGE, A FULL STATEMENT OF THE DESIGNATIONS, RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF THE SHARES OF EACH CLASS AND SERIES AUTHORIZED TO BE ISSUED, SO FAR AS THE SAME HAVE BEEN DETERMINED, AND OF THE AUTHORITY, IF ANY, OF THE BOARD TO DIVIDE THE SHARES INTO CLASSES OR SERIES AND TO DETERMINE AND CHANGE THE RELATIVE RIGHTS, PREFERENCES AND LIMITATIONS OF ANY CLASS OR SERIES. SUCH REQUEST MAY BE MADE TO THE SECRETARY OF THE CORPORATION OR TO THE TRANSFER AGENT NAMED ON THIS CERTIFICATE.

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE SHARES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISED DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THESE SHARES UNDER THE SECURITIES ACT OF 1933 OR AN OPINION OF THE COMPANY'S COUNSEL THAT REGISTRATION IS NOT REQUIRED UNDER THE SAID ACT.